Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hanover Bancorp, Inc. of our report dated January 13, 2021 relating to the consolidated financial statements appearing in the Registration Statement on Form S-4 of Hanover Bancorp, Inc.

Crowe LLP
Livingston, New Jersey
June 17, 2021